UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2012

AMP HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140
(Address of principal executive offices) (zip code)

513-360-4704
(Registrant's telephone number, including area code)

 Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

AMP Holding Inc., and its wholly-owned subsidiary, AMP Electric Vehicles Inc. (collectively, the “Company”) engaged ESG Automotive Inc. (“ESG”) for certain automotive engineering services.  On December 31, 2012, the Company entered into a Release and Settlement Agreement with ESG pursuant to which the parties released one another from any and all claims and the Company agreed to pay to ESG an aggregate amount of $281,235 in accordance with a certain monthly payment schedule (the “Monthly Payments”).  Additionally, if the Company receives additional capital from the sale of securities in an amount equal to or greater than $5,000,000 it will pay to ESG the entire outstanding balance of the owed amount.  Further, if the Company is more than five (5) days late in making any of the Monthly Payments, it will be required to immediately pay the remaining outstanding balance of the owed amount.  As of the date hereof, the Company is obligated on the payments to ESG.  The payments to ESG are a debt obligation arising other than in the ordinary course of business, which constitute a direct financial obligation of the Company.

On November 20, 2012, the Company issued to EASi and Aerotek (the “Holder”) a promissory note in the amount of 232,400 (the “Note”).  Beginning on January 31, 2013, the Company will make payments to the Holder in monthly installments (the “Monthly Installments”) in the amount of $2,000.  On July 31, 2013, the Monthly Installments will increase to $5,000 per month. Effective January 31, 2014, the Monthly Installments will increase to $12,000 per month.  On July 14, 2014, the Monthly Installments will increase to $20,000 per month through November 30, 2014.  The final principle payment will be $18,400 on December 31, 2014.

The Note matures on December 31, 2014 (the “Maturity Date”) and interest associated with the Note is 4% per annum, which is payable on the Maturity Date.  The Company will pay a late charge equal to 5% of the aggregate amount payable under the Note for payments received by Holder more than 15 days after the appropriate due date. The Company has a cure period of 30 days from the due date to remedy any late payment, including entry of a Confessed Judgment, as defined below.

If payments due under the Note are not paid within 30 days after the applicable due date, the Company authorizes any clerk of any court of record or any attorney to enter in any court of competent jurisdiction in the United States, judgment by confession against the Company and in favor of the Holder (the “Confessed Judgment), for the entire principal amount of the Note then remaining unpaid with interest, and court costs, without stay of execution or right of appeal.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of the agreements, which are attached as exhibits to this Current Report on Form 8-K.  Readers should review the agreements for a complete understanding of the terms and conditions associated with these transactions.

Item 9.01	Exhibits
                                          .
4.1	Promissory Note in the principal amount of $232,400 dated November 20, 2012 payable to EASi and Aerotek

10.1	Release and Settlement Agreement by and between ESG Automotive, Inc., AMP Holding Inc. and AMP Electric Vehicles Inc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMP HOLDING INC.

Date: January 10, 2013	By:	/s/ Stephen Burns
Name: Stephen Burns
Title: President